FIRM/AFFILIATE OFFICES ----------- BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO WASHINGTON, D.C. WILMINGTON ----------- BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST NEW YORK, NY 10001 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com April 1, 2022 WeWork Inc. 575 Lexington Avenue New York, NY 10022 Re: WeWork Inc. Registration Statement on Form S-1 Ladies and Gentlemen: We have acted as special United States counsel to WeWork Inc. (formerly known as BowX Acquisition Corp.), a Delaware corporation (the “Company”), in connection with the resale by the selling stockholders (the “Selling Stockholders”) of (a) up to 552,382 shares (the “Shares”) of Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), comprising (i) 510,325 outstanding shares of Class A Common Stock (the “Outstanding Shares”) and (ii) 42,057 shares of Class A Common Stock underlying options or issuable upon the settlement of restricted stock unit awards (the “Plan Shares”), and (b) up to 7,773,333 private placement warrants (the “Warrants”) issued pursuant to the Warrant Agreement, dated August 4, 2020 (the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, a New York corporation. The Shares and the Warrants are collectively referred to herein as the “Securities”. The Shares were issued pursuant to the following agreements (collectively, the “Share Agreements” and together with the Warrant Agreement, the “Securities Agreements”): (a) the Agreement and Plan of Merger, dated as of January 24, 2022, by and among the Company, Cheetah Merger Sub I Inc., a Delaware corporation, Common Desk Operations LLC (formerly Cheetah Merger Sub II LLC), a Delaware limited liability company, WeWork Companies LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, Common Desk, Inc., a Delaware corporation (“Common Desk”), Common Desk Site Location Holdings, LLC, a Delaware limited liability company, the shareholders of Common Desk named therein, and Nicholas Clark (solely in his capacity as the shareholder’s representative), and (b) the WeWork Inc. 2013 Stock Incentive Plan, the WeWork Inc. 2015 Equity Incentive Plan, related award agreements and the Agreement and Plan of Merger, dated as of March 25, 2021, by and among Exhibi t 5 .1

WeWork Inc. April 1, 2022 Page 2 the Company, BowX Merger Subsidiary Corp., a Delaware corporation and a direct, wholly owned subsidiary of the Company, and WeWork Inc., a Delaware corporation, prior to the business combination completed on October 20, 2021 (“Legacy WeWork”), (collectively, the “Plans”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”). In rendering the opinions stated herein, we have examined and relied upon the following: (a) the registration statement on Form S-1 of the Company relating to the Securities filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement being hereinafter referred to as the “Registration Statement”); (b) an executed copy of a certificate of Jared DeMatteis, Chief Legal Officer and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”); (c) a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended and restated and as in effect as of the date of the IPO Board Resolutions (as defined below) and the Company BCA Board Resolutions (as defined below), certified pursuant to the Secretary’s Certificate; (d) a copy of the Certificate of Incorporation of Legacy WeWork, as in effect as of the date of the 2013 Plan Board Resolutions (as defined below), certified by the Secretary of State of the State of Delaware as of May 30, 2013, and certified pursuant to the Secretary’s Certificate; (e) a copy of the Restated Certificate of Incorporation of Legacy WeWork, as restated and as in effect as of the date of the 2015 Plan Board Resolutions (as defined below), certified by the Secretary of State of the State of Delaware as of February 3, 2014, and certified pursuant to the Secretary’s Certificate; (f) a copy of the Company’s Second Amended and Restated Certificate of Incorporation, as amended and restated and as in effect as of the date of the Merger Board Resolutions (as defined below) and as of the date hereof, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate; (g) a copy of Legacy WeWork’s Amended and Restated Certificate of Incorporation, as amended and restated and as in effect as of the date of the Legacy WeWork BCA Board Resolutions (as defined below), certified by the Secretary of State of the State of Delaware as of February 26, 2021, and certified pursuant to the Secretary’s Certificate;

WeWork Inc. April 1, 2022 Page 3 (h) a copy of the Company’s By-Laws, as in effect as of the date of the IPO Board Resolutions and the Company BCA Board Resolutions, and certified pursuant to the Secretary’s Certificate; (i) a copy of Legacy WeWork’s Amended and Restated By-Laws, as amended and restated and as in effect as of the date of the Legacy WeWork BCA Board Resolutions, and certified pursuant to the Secretary’s Certificate; (j) a copy of Legacy WeWork’s By-Laws, as in effect as of the date of the Plans Board Resolutions (as defined below), and certified pursuant to the Secretary’s Certificate; (k) a copy of the Company’s Amended and Restated By-Laws, as amended and restated and as in effect as of the date of the Merger Board Resolutions and as of the date hereof, and certified pursuant to the Secretary’s Certificate; (l) a copy of certain resolutions of the Board of Directors of the Company adopted on January 18, 2022 (the “Merger Board Resolutions”), certified pursuant to the Secretary’s Certificate; (m) a copy of certain resolutions of the Board of Directors of Legacy WeWork adopted on May 30, 2013 (the “ 2013 Plan Board Resolutions”), certified pursuant to the Secretary’s Certificate; (n) a copy of certain resolutions of the Board of Directors of Legacy WeWork adopted on February 4, 2015 (the “2015 Plan Board Resolutions” and, collectively with the 2013 Plan Board Resolutions, the “Plans Board Resolutions”), certified pursuant to the Secretary’s Certificate; (o) a copy of certain resolutions of the Board of Directors of the Company adopted on August 4, 2020 (the “IPO Board Resolutions”), certified pursuant to the Secretary’s Certificate; (p) a copy of certain resolutions of the Board of Directors of the Company adopted on March 24, 2021 (the “Company BCA Board Resolutions”), certified pursuant to the Secretary’s Certificate; (q) a copy of certain resolutions of the Board of Directors of Legacy WeWork adopted on March 25, 2021 (the “Legacy WeWork BCA Board Resolutions”), certified pursuant to the Secretary’s Certificate; (r) executed copies of the Securities Agreements; (s) the form of certificate evidencing the Warrants (the “Warrant Certificate”); and

WeWork Inc. April 1, 2022 Page 4 (t) a certificate, dated April 1, 2022, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate. In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including those in the Secretary’s Certificate. In rendering the opinions stated in paragraph 2 below, we have also assumed that: (i) an appropriate account statement evidencing the Plan Shares credited to a recipient’s account maintained with the Company’s transfer agent has been or will be issued by the Company’s transfer agent, (ii) the issuance of the Plan Shares has been properly recorded in the books and records of the Company, (iii) each award agreement pursuant to which rights to acquire Plan Shares or other awards are granted pursuant to the Plans, will be consistent with the Plans and will be duly authorized, executed and delivered by the parties thereto and (iv) the consideration received by the Company for each of the Plan Shares delivered pursuant to the Plans shall not be less than the per share par value of the Plan Shares. We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined on Law”). As used herein, “Transaction Documents” means the Warrant Certificate and the Warrant Agreement. Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that: 1. The Outstanding Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable. 2. The Plan Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued, delivered and paid for in accordance

WeWork Inc. April 1, 2022 Page 5 with the terms of the Plans and the applicable award agreements, the Plan Shares will be validly issued, fully paid and nonassessable. 3. The Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York. The opinions stated herein are subject to the following qualifications: (a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws or orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law); (b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates; (c) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non- reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations; (d) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document; (e) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms; (f) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Warrant Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5- 1401 and 5-1402 and (ii) principles of comity and constitutionality; and

WeWork Inc. April 1, 2022 Page 6 (g) we have assumed that the Securities Agreements have not been amended, restated, supplemented or otherwise modified, that the Securities Agreements have been duly authorized by all requisite corporate action of the Company and that the Securities Agreements, as applicable, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. In addition, in rendering the foregoing opinions we have assumed that: (a) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Warrants, (i) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make this assumption with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined On Law); (b) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and (c) we have assumed that the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the organizational documents listed in clauses (e) through (k) above or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement). We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. Very truly yours, PMG